Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-262976 on Form S-8 of our report dated April 6, 2022, relating to the financial statements of Ermenegildo Zegna N.V. appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE S.p.A.

Turin, Italy

April 6, 2022